UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): June 24, 2014

CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)
11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07                                Submission of Matters to a Vote of Security Holders

Annual Meeting of Stockholders

The Annual Meeting of stockholders of CytRx was held on June 24, 2014.  The definitive proxy statement relating to the Annual Meeting was filed with the Securities and Exchange Commission on May 1, 2014, and can be viewed at www.sec.gov.

At the Annual Meeting, our stockholders acted upon the following proposals:

(1)           The election of Steven Kriegsman and Marvin Selter to serve as Class II Directors until the 2017 Annual Meeting of Stockholders;

(2)           The advisory approval of the compensation of CytRx’s named executive officers as disclosed in the proxy statement; and

(3)           The ratification of the selection of BDO USA, LLP as CytRx’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

Voting Results

Proposal 1: Messrs. Kriegsman and Selter were re-elected as Class II directors on the following vote:

	“FOR” votes	“WITHHELD” votes
Steven Kriegsman	22,889,399	5,954,755
Marvin Selter	22,890,616	5,953,538

In addition, there were 15,650,533 broker non-votes in connection with this proposal.

Proposal 2:  This proposal was approved with 19,329,791 “FOR” votes, 5,680,516 “AGAINST” votes and 3,833,847 “ABSTAIN” votes.  In addition, there were 15,650,533 broker non-votes in connection with this proposal.

Proposal 3:  This proposal was approved with 40,281,864 “FOR” votes, 788,099 “AGAINST” votes and 3,424,724 “ABSTAIN” votes. There were no broker non-votes in connection with this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION

Date: June 27, 2014	By:	/s/ John Y. Caloz
John Y. Caloz
Chief Financial Officer